As filed with the Securities and Exchange Commission on December 7, 2007

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
December 5, 2007
MIDWEST BANC HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	000-29598 (Commission File Number)	36-3252484 (IRS Employer Identification No.)
501 West North Avenue
Melrose Park, Illinois 60160
(Address of principal executive offices)
(708) 865-1053
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03. MATERIAL MODIFICATION TO RIGHTS OF SECURITYHOLDERS.
     Upon issuance of the Series A Preferred Stock (as defined in Item 5.03 below) on December 10, 2007, the ability of the Registrant to declare or pay dividends or distributions on, or repurchase, redeem or otherwise acquire for consideration, shares of its Junior Stock (as defined below) and Parity Stock (as defined below) will be subject to certain restrictions in the event that the Registrant fails to declare and pay full dividends (or declare and set aside a sum sufficient for payment thereof) on its Series A Preferred Stock. “Junior Stock” means the Registrant’s common stock and any other class or series of stock of the Registrant now existing or hereafter authorized over which the Series A Preferred Stock has preference or priority in the payment of dividends. “Parity Stock” means any class or series of the stock of the Registrant that ranks on a par with the Series A Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding-up of the Registrant. The restrictions are set forth in the Certificate of Designations described in Item 5.03 below.
ITEM 5.03. AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
     On December 6, 2007, the Registrant filed a Certificate of Designation (the “Certificate of Designation”) with the Delaware Secretary of State for the purpose of amending its Amended and Restated Certificate of Incorporation to fix the designations, powers, preferences, and relative participating, optional and other special rights, and the qualifications, limitations and restrictions of its Series A Noncumulative Redeemable Convertible Perpetual Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”). The Series A Preferred Stock initially has a liquidation preference of $2,500 per share. The Certificate of Designation is attached hereto as Exhibit 3.1 and is incorporated by reference herein.
ITEM 8.01. OTHER EVENTS.
     By action dated December 5, 2007, a Committee previously appointed by the Board of Directors of the Registrant approved and ratified the public offering of 1,500,000 Depositary Shares (the “Depositary Shares”), each representing a 1/100th interest in a share of the Series A Preferred Stock, to various underwriters (the “Underwriters”) and otherwise established the terms and conditions of the Series A Preferred Stock and the sale of the Depositary Shares. On December 5, 2007, the Registrant entered into an underwriting agreement with the various Underwriters (the “Underwriting Agreement”) for the Depositary Shares. In addition, pursuant to the Underwriting Agreement, the Registrant granted the Underwriters an over-allotment option to purchase up to an additional 225,000 Depositary Shares. The terms of the offering and the Depositary Shares are described in the Registrant’s Prospectus, dated November 28, 2007 constituting a part of the Registration Statement (hereinafter described), as supplemented by a Free Writing Prospectus dated December 5, 2007, and a Final Prospectus Supplement, dated December 7, 2007. The Underwriting Agreement is included as Exhibit 1.1 hereto.
     The rights and preferences of the holders of the Depositary Shares are governed by a Deposit Agreement entered into on December 5, 2007, by and among the Registrant, the Depository named therein and the holders from time to time of the Depositary Shares. The Deposit Agreement is included as Exhibit 4.1 hereto.

     The Depositary Shares are being issued pursuant to the Registrant’s Registration Statement on Form S-3, Registration No. 333-147295, on a delayed basis pursuant to Rule 415 under the Securities Act of 1933, as amended.
     On December 5, 2007, the Registrant priced an offering of 1,500,000 of its Depositary Shares. The transaction is scheduled to close on Monday, December 10, 2007, and the Registrant expects to receive net proceeds of approximately $36.0 million from the offering. If the over allotment option is exercised, up to 225,000 in additional Depository Shares will be issued, generating additional net proceeds of approximately $5.4 million. A press release regarding this offering is attached hereto as Exhibit 99.1.
     The Registrant is filing this Current Report on Form 8-K in order to cause the Underwriting Agreement, the Certificate of Designation, the Deposit Agreement, the form of certificate for the Preferred Stock and the form of Depositary Receipt for the Depositary Shares and the other expenses of issuance and distribution (as required by Item 14 of the Registration Statement) that are attached as exhibits hereto to be incorporated into the Registration Statement (No. 333-147295) by reference.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.
The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

1.1	Underwriting Agreement, dated December 5, 2007 with respect to the offering of 1,500,000 Depositary Shares, each representing a 1/100th interest in a share of Series A Preferred Stock.
3.1	Certificate of Designation for the Series A Preferred Stock.
4.1	Deposit Agreement, dated December 5, 2007, among the Registrant, Illinois Stock Transfer Company and the holders from time to time of the Depositary Receipts issued pursuant to the Deposit Agreement.
4.2	Form of Certificate for the Preferred Stock.
4.3	Form of Depositary Receipt for the Depositary Shares.
99.1	Press Release.
99.2	Other expenses of issuance and distribution (as required by Item 14 of the Registration Statement).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWEST BANC HOLDINGS, INC.
By:	/s/ Daniel R. Kadolph
Daniel R. Kadolph
Executive Vice President and Chief Financial Officer

Dated: December 7, 2007

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